Exhibit 5.1

ATTORNEYS AT LAW

Corporate Center Three at International Plaza
4221 W. Boy Scout Boulevard | Suite 1000
Tampa, Florida 33607-5780
P.O. Box 3239 | Tampa, Florida 33601-3239
813.223.7000 | fax 813.229.4133
www.carltonfields.com

Atlanta
Florham Park
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Los Angeles
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Washington, DC
West Palm Beach

July 30, 2019

International Money Express, Inc.
9480 South Dixie Highway,
Miami, Florida 33156

Re:	International Money Express, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to International Money Express, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S‑3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) of under the Securities Act of 1933, as amended (the “Securities Act”), relating to: (a) shares of common stock of the Company, par value $0.0001 per share,  to be issued and sold by the Company (the “Company Common Stock”) or by existing stockholders of the Company (the “Stockholder Common Stock” and, together with the Company Common Stock, the Common Stock”); (b) shares of preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock”); and (c) debt securities of the Company (the “Debt Securities”), which may be issued in one or more series under the form of indenture filed as an exhibit to the Registration Statement, as may be amended or supplemented from time to time (the “Indenture”).  The Common Stock, the Preferred Stock, and the Debt Securities are hereinafter referred to as the “Securities.” The Securities to be offered and sold by the Company may be issued and sold and delivered from time to time in the aggregate initial offering price not to exceed $250,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Securities also include an aggregate of 6,000,000 shares of Stockholder Common Stock that are currently outstanding and which may be offered and sold from time to time by the owners thereof.

This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K,  17 C.F.R. § 229.601(b)(5),  promulgated under the Securities Act, in connection with the Registration Statement.

In connection with the opinion expressed herein, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of following:  (a) the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Second Amended and Restated Bylaws of the Company (the “Bylaws”), in each case as presently in effect as of the date hereof; (b) the resolutions adopted by the board of directors of the Company authorizing the filing of the Registration Statement with the Commission; (c) the Registration Statement, including all exhibits thereto, and the Prospectus contained therein (the “Prospectus”); (d) the form of Indenture; and (e) such other agreements, certificates and documents of public officials, officers and other representatives of the Company as we have deemed necessary as a basis for our opinions set forth below.

Carlton Fields, P.A.
Carlton Fields, P.A. practices law in California through Carlton Fields, LLP.

In our examination, we have assumed without independent investigation (i) the genuineness of all signatures on all documents, (ii) the legal capacity of all natural persons executing such documents, (iii) the authenticity of all documents submitted to us as originals,(iv)  the conformity to original documents of all documents submitted to us as certified or photostatic copies (including telecopies and electronic files), (v) and the authenticity of all documents submitted to us as originals, (vi) the accuracy and completeness of the corporate records made available to us by the Company, including that due notice of the meetings was duly given or waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.  In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof with respect to all parties. As to any facts material to the opinion expressed below, we also have relied upon, without independent verification or investigation of the accuracy or completeness thereof, certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others.

In rendering the opinions set forth below, we have assumed further: (i) at the time of the issuance and delivery of the Securities, the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized; (ii) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) have been filed by the Company with the Commission and will be effective at the time that any of the Securities are issued, and that persons acquiring the Securities will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities; (iii) the Common Stock and the Preferred Stock (together, the “Shares”), if issued, will continue to be duly and validly authorized on the dates that the Shares are issued, the amount of valid consideration paid in respect of such Shares will equal or exceed the par value of such Shares, and, upon the issuance of any of the Shares, the total number of shares of Common Stock or Preferred Stock, as the case may be, issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock or Preferred Stock, as the case may be, that the Company is then authorized to issue under its Certificate of Incorporation, as may be further amended; (iv) the Indenture will not violate or constitute a default or breach under (A) any agreement or instrument to which the Company or any of its assets is subject, (B) any law, rule or regulation to which the Company is subject, (C) any judicial or regulatory order or decree of any governmental authority, or (D) any consent, approval, license, authorization or validation of or filing, recording or registration of any governmental authority; and (v) the Securities will be issued and sold in compliance with the Securities Act, the Trust Indenture Act of 1939, as applicable, and the securities or “Blue Sky” laws of various states.

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that:

1.	The Stockholder Common Stock is validly issued, fully paid and non-assessable.

2.
With respect to the Company Common Stock, when, as and if (a) all necessary corporate action has been taken to authorize and approve the issuance of the Company Common Stock and the terms of the offering thereof so as to not violate any applicable law or agreement or instrument then binding on the Company, and (b) the Company shall have duly issued and delivered the Company Common Stock, upon payment therefor in such amount and form of consideration as may be determined by board of directors of the Company or a duly authorized committee thereof (each, the “Board of Directors”) and otherwise in accordance with the Certificate of Incorporation, the Bylaws, and the Delaware General Corporation Law, the issuance and sale of the Company Common Stock will have been duly authorized and such shares of Company Common Stock will be validly issued, fully paid and nonassessable.

3.
With respect to the Preferred Stock, when, as and if (a) all necessary corporate action has been taken to authorize and approve the issuance of the Preferred Stock and the terms of the offering thereof so as to not violate any applicable law or agreement or instrument then binding on the Company, and (b) the Company shall have duly issued and delivered the Preferred Stock, upon payment therefor in such amount and form of consideration as may be determined by the Board of Directors and otherwise in accordance with the Certificate of Incorporation, the Bylaws, and the Delaware General Corporation Law, the issuance and sale of the Preferred Stock will have been duly authorized and such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4.
With respect to the Debt Securities, when, as and if (a) all necessary corporate action has been taken by Board of Directors or duly authorized officers of the Company (the Board of Directors or authorized officers being referred to herein as the “Company Authorizing Party”) to authorize and approve the issuance and terms of the Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the Company shall have duly executed, authenticated, issued and delivered such Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

Our opinion letter is subject to the effect of applicable bankruptcy, insolvency, reorganization, receivership, arrangement, moratorium, fraudulent conveyance, fraudulent transfer, equitable subordination, marshalling or similar laws affecting creditors’ rights and remedies generally; the rights of account debtors, claims and defenses of account debtors and the terms of agreements with account debtors; rules of law governing specific performance, injunctive relief, and the discretionary application of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and limitations on enforceability of rights to indemnification, exculpation, or contribution by federal or state securities laws or regulations or by public policy.

This opinion does not address any matters other than those expressly addressed herein.

This opinion letter is limited to the present laws of the General Corporation Law of the State of Delaware, and with respect to the Indenture and Debt Securities only, the present laws of the State of New York. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and we render no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of or with respect to any county, municipality or subdivision or other local authority of any jurisdiction.

This opinion is limited to the laws in effect as of the date and we undertake no responsibility to update or supplement this opinion after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

CARLTON FIELDS, P.A.

By:	/s/ Richard A. Denmon
Richard A. Denmon